UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 15, 2014 (May 9, 2014)

CYS Investments, Inc.

(Exact name of Registrant as specified in its charter)

Maryland	001-33740	20-4072657
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

890 Winter Street, Suite 200

Waltham, Massachusetts 02451

(Address of principal executive offices) (Zip code)

(617) 639-0440

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Effective May 15, 2014, CYS Investments, Inc. (the “Company”) terminated that certain Equity Distribution Agreement by and between the Company and JMP Securities LLC (“JMP”), dated as of June 7, 2011 (the “Agreement”), in connection with the expiration of the Company’s shelf registration statement on Form S-3. Under the Agreement, the Company could offer and sell, from time to time, up to 15,000,000 shares of the Company’s common stock through an “at the market” offering program with JMP. The Company sold 11,918,553 shares of common stock under the Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Incentive Compensation Plan

On May 9, 2014, the Company’s Board of Directors (the “Board”) approved the Company’s 2014 Incentive Compensation Plan (the “Bonus Plan”) to allow the employees of the Company to earn incentive compensation based on the achievement of financial, strategic, and individual goals, while seeking to closely align the interests of the Company’s employees and stockholders. The Board and the Board’s compensation committee (the “Compensation Committee”) worked closely with the Compensation Committee’s consultant and the Company’s Chief Executive Officer for several months to update and enhance the Bonus Plan in an effort to improve the alignment of our employees’ incentive compensation with the interests of our stockholders. As a result, the Bonus Plan has been restructured as compared to the prior two years’ bonus plans, such that the calculation of incentive compensation is focused on total stockholder return on an absolute and relative basis and on a one and three year basis. In addition, the Bonus Plan no longer contains any provisions relating to return on net assets, which the Board, the Compensation Committee, and the Company’s management recognize is a measure that in some market environments could permit pay that may be disconnected with stockholder returns as was the case in 2013. A copy of the Bonus Plan is filed as Exhibit 10.1 and incorporated in this Item 5.02 by reference. The description below is a summary of the Bonus Plan and is qualified in its entirety by the complete text of the Bonus Plan.

Under the Bonus Plan, the Compensation Committee, in all cases in its sole discretion, will be able to grant bonus awards comprised of a quantitative component and a qualitative component. Pursuant to the Bonus Plan, Kevin Grant, the Company’s Chairman, Chief Executive Officer, President and Chief Executive Officer, will be eligible to receive a bonus award with 75% comprised of the quantitative component and 25% comprised of the qualitative component. The Company’s other senior executive officers will be eligible to receive a bonus award with 60% comprised of the quantitative component and 40% comprised of the qualitative component. Mr. Grant will be eligible to receive bonus awards under the Bonus Plan of up to 550% of his base salary. The Company’s other senior executive officers will be eligible to receive bonus awards under the Bonus Plan of up to 150% of their respective base salaries. Except as set forth in the Bonus Plan, employees will receive 50% of his or her bonus in shares of restricted stock that will vest ratably on an annual basis over a five-year period and 50% in cash.

The quantitative component of awards issued pursuant to the Bonus Plan will be determined based on (i) the Company’s one and three year total stockholder return (based on the change in the Company’s book value per share of common stock and distributions per share of common stock) (the “Absolute Return Sub-Component”) and (ii) the Company’s relative one and three year total stockholder return performance (based on the change in stock price and distributions per share of common stock, assuming reinvestment of dividends) compared to the competitor peer group specified in the Bonus Plan (the “Relative Return Sub-Component”). The Absolute Return Sub-Component and the Relative Return Sub-Component will each represent 50% of the total quantitative component of each bonus award issued pursuant to the Bonus Plan.

The 50% component of the Absolute Return Sub-Component will be comprised of two sub-components, with 45% determined by the one year total stockholder return and 5% determined by the three year total stockholder return (as compared to the Company’s 2013 Incentive Compensation Plan (the “2013 Bonus Plan”), in which the absolute return sub-component was based solely on the return on net assets for 2013). The amount of the bonus award to be paid under the one year and three year total stockholder return, as described above, will be determined based on the Company’s performance relative to the hurdle rates included in the following table, with linear interpolation for achievement falling between the hurdle rates:

Bonus Levels	Annualized Hurdle Rates
No Bonus	Less than 4%
Minimum	4%
Target	10%
Maximum	Greater than 12%

The 50% component of the Relative Return Sub-Component will be comprised of two sub-components, with 25% determined by the one year relative total stockholder return and 25% determined by the three year relative total stockholder return (as compared to the 2013 Bonus Plan, in which the relative return sub-component was based solely on a three-year relative total stockholder return). The amount of the bonus award to be paid under the one year and three year relative total stockholder return, as described above, will be determined based on the Company’s ranking among the competitor peer group specified in the Bonus Plan as described in the table below:

Bonus Levels	Ordinal Ranking Amongst Peer Group
No Bonus	6th or 7th
Minimum	4th or 5th
Target	3rd
Maximum	1st or 2nd

The Bonus Plan also provides that any bonus awards under the quantitative component attributable to returns realized because the Company has exceeded the Board’s pre-determined leverage ratio limit will not be paid to participants in the Bonus Plan.

In determining the size of the bonus awards under the qualitative component, the Compensation Committee, in its sole discretion, may consider performance criteria it deems appropriate, including, without limitation, the following: (i) for the Chairman and Chief Executive Officer, leadership of the Board and the Company, investor relations, stockholder communications, capital raising, the Company’s performance relative to its budget, risk management and capital preservation, and (ii) for the other senior executive officers, qualitative performance objectives determined annually by the Chief Executive Officer and the Board, which may include criteria such as business unit/functional area performance and leadership/organizational development.

Forward Looking Statements Disclaimer

This Current Report on Form 8-K contains “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including with regard to the payments under the Bonus Plan and the anticipated benefits of the Bonus Plan. Forward-looking statements typically are identified by use of the terms such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to the Company. The Company cannot assure you that actual results will not vary from the expectations contained in the forward-looking statements. All of the forward-looking statements are subject to numerous possible events, factors and conditions, many of which are beyond the control of the Company and not all of which are known to the Company, including, without limitation, market conditions and those described in the Company’s Annual Report on

Form 10-K for the fiscal year ended December 31, 2013, which has been filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect us. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 9, 2014 (the “Annual Meeting”), the stockholders voted on the following matters: (i) the election of the eight nominated directors, (ii) the approval, on an advisory basis, of the compensation of the Company’s named executive officers, and (iii) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014. As of March 7, 2014, the record date for the annual meeting of stockholders, there were 162,024,461 shares of common stock outstanding and entitled to vote.

The full results of the matters voted on at the annual meeting of stockholders are set forth below:

Proposal 1 — Election of Directors. The following nominees were elected to our Board to serve until the next annual meeting of the Company’s stockholders or until his or her successor is elected and qualified: Kevin E. Grant, Tanya S. Beder, Douglas Crocker, II, Jeffrey P. Hughes, Stephen P. Jonas, Raymond A. Redlingshafer, Jr., James A. Stern and David A. Tyson, PhD.

Nominee for Director	For	Withheld	Broker Non-Votes
Kevin E. Grant	88,298,543	3,034,971	50,445,593
Tanya S. Beder	54,016,911	37,316,603	50,445,593
Douglas Crocker, II	53,724,659	37,608,855	50,445,593
Jeffrey P. Hughes	54,101,330	37,232,184	50,445,593
Stephen P. Jonas	89,178,922	2,154,592	50,445,593
Raymond A. Redlingshafer, Jr.	90,048,395	1,285,119	50,445,593
James A. Stern	54,149,809	37,183,705	50,445,593
David A. Tyson, PhD	89,374,156	1,959,358	50,445,593

Proposal 2 — Advisory Vote on Named Executive Officer Compensation. This advisory vote was not approved upon the following vote.

For	Against	Abstain	Broker Non-Votes
24,515,272	66,077,062	741,180	50,445,593

As discussed above, the Board and the Compensation Committee worked closely with the Compensation Committee’s consultant and the Company’s Chief Executive Officer for several months to update and enhance the Bonus Plan for 2014 to improve the alignment of incentive compensation for the Company’s employees with the interests of our stockholders. In light of the advisory vote on named executive officer compensation, the Board, the Compensation Committee, and the Company’s management are developing a plan to conduct outreach to stockholders to describe and discuss our compensation program and philosophy.

Proposal 3 — Ratification of Appointment of Independent Registered Public Accounting Firm. This proposal was ratified upon the following vote.

For	Against	Abstain	Broker Non-Votes
140,161,983	1,023,562	593,562	*

*	No broker non-votes arose in connection with Proposal 3 due to the fact that the matter was considered “routine” under New York Stock Exchange rules.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	2014 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CYS INVESTMENTS, INC.

Date: May 15, 2014	By:	/s/ Thomas A. Rosenbloom
	Name:	Thomas A. Rosenbloom
	Title:	Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	2014 Incentive Compensation Plan